                                                                     EXHIBIT 5.1

                                                               September 3, 1999

Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
New York, New York  10281

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                             Internet HOLDRs_ Trust
                       Registration Statement on Form S-1
                          Registration No.  333-78575
                           --------------------------


Ladies and Gentlemen:

          We are acting as counsel to Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation (the "Initial Depositor"), and as special counsel to the Internet HOLDRs_ Trust (the "Trust") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-1, as amended from time to time and filed by the Initial Depositor (the "Registration Statement"), of which the prospectus forms a part (the "Prospectus"), for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000,000 Internet HOLDRs_ (the "HOLDRs_") to be issued by the Trust.

          In this capacity, we have examined (a) a signed copy of the Registration Statement and (b) a copy of the depositary trust agreement, to be signed on September 1, 1999 between The Bank of New York, as trustee (the "Trustee"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor (the "Depositary Trust Agreement"). We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such other corporate records of the Initial Depositor, such other certificates and advice of public officials and of officers of the Initial Depositor, including resolutions of the Board of Directors of the Initial Depositor, and such other agreements, instruments and documents as we have deemed necessary as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to such opinions, we have relied upon such certificates and advice. The opinions set forth below are also based upon the assumptions that: (i) the Registration Statement, as finally amended (including any post-effective amendments), has become effective under the Securities Act; (ii) the amount, price, and other principal terms of the HOLDRs_ have been approved by the Board of Directors of the Initial Depositor or an authorized designee thereof; (iii) the Depositary Trust Agreement will be duly authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement; and
(iv) the HOLDRs_ will be duly authenticated by the Trustee in accordance with the Depositary Trust Agreement and sold and delivered by the Initial Depositor against payment therefor.

          Our opinions expressed herein are limited to the laws of the State of New York, and the Federal law of the United States, and we do not express any opinion herein concerning any other law.

          Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the HOLDRs_ will be legally issued, fully paid and nonassessable, will be legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal matters" in the Prospectus. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.



                                    Very truly yours,

                                    /s/  Shearman & Sterling